EXHIBIT 99.1

Employment Agreement

Effective March 1, 2017 (the “Effective Date”) Mark J. Keeley (the “Employee”) and First Food Group, Inc. (the “Corporation”) enter into this Employment Agreement (the “Agreement”) as follows:

Responsibilities and Consideration. Employee will work for the Corporation as the Chief Financial Officer (CFO) on matters relating to the Corporation’s actual or potential business, accounting and finance as more particularly described on Exhibit A attached hereto (the “Employee Responsibilities”). Employee’s compensation shall consist of cash-based compensation and share-based compensation. Employee’s cash-based compensation shall begin on February 1, 2017 (the Deferred Date”) and shall be at a rate of $20,833 on a monthly basis ($250,000 on an annualized basis), minus customary deductions for federal and state taxes beginning on the Deferred Date. Employee’s cash-based compensation will be deferred until such time as the Corporation completes a financing transaction for debt or equity in the amount of $1,500,000. Employee’s share-based compensation will be a one-time award of 750,000 Corporation shares as of the Deferred Date. In addition, Employee will have the opportunity to participate in various Corporation benefit plans, as they are established by the Corporation.

•	Employee shall devote such time and efforts to the performance of the Employee Responsibilities as reasonably necessary or appropriate. Employee may perform the Employee Responsibilities from the location of Employee’s choosing, except where Employee’s attendance at a meeting or other event is required for which Employee’s reasonable and customary expenses will be reimbursed by the Corporation. Corporation may, at its discretion, make workspace in its facilities available to Employee, or provide Employee with access to certain business resources. If such workspace or resources are made available, they will be made available solely for Employee’s convenience, and not as a condition of Employee’s provision of the Employee Responsibilities, except as expressly provided otherwise herein.

•	Employee represents, covenants, and warrants that: (i) the Employee Responsibilities shall be performed in a professional and workmanlike manner; (ii) none of the Employee Responsibilities or any part of this Employment Agreement is or shall be inconsistent with any obligation Employee may have to third parties that Employee has entered into, undertaken, or acceded to prior to the date of this Employment Agreement; (iii) all work under this Employment Agreement shall be Employee’s original work or work that Employee has all requisite rights or permissions to use for the benefit of Corporation and its Affiliates; (iv) none of the Employee Responsibilities or any development, use, production, distribution, or exploitation thereof shall infringe, misappropriate, or violate any intellectual property or other right of any person or entity; and (v) the Employee Responsibilities shall be provided, in all material respects, in accordance with applicable laws, rules, and regulations and reasonable industry standards.

•	Employee shall perform the Employee Responsibilities as an “Employee” of Corporation, and shall be treated as an equity owner of the Corporation, it being understood that Corporation has elected to be taxed as a corporation.

•	Confidential Information. Employee understands that in the course of employment with the Corporation, Employee will acquire and/or have access to confidential and proprietary information of the Corporation and its clients, including, without limitation, information regarding the Corporation’s processes and protocols, marketing plans, budgets, unpublished financial information, business plans and strategies, and other information which is proprietary and/or confidential information of the Corporation, all of which is referred to in this Agreement as “Confidential Information.”Employee understands that employment creates a relationship of confidence and trust between Employee and the Corporation with respect to any such Confidential Information. Employee also understands and agrees that the Corporation has provided good and sufficient consideration for Employee’s obligations under this Agreement by providing Employee with employment.

•	Employee acknowledges that it is important to the Corporation’s reputation, goodwill, and competitive situation in the market that there be no improper disclosure or use of Confidential Information. At all times, both during Employee’s employment by the Corporation and after his separation from employment, regardless of the reason or cause for such separation from employment, Employee agrees that: (a) Employee will not acquire any Confidential Information by any improper means; (b) Employee will keep in confidence and trust all Confidential Information which Employee may acquire; and (c) Employee will not use, disclose or make available to others any Confidential Information or anything relating to it without the written consent of the Corporation, except as may be necessary in the ordinary course of performing his duties as an employee of the Corporation.

•	Employee shall not, during the term of this Employment Agreement or thereafter, make false or misleading statements or otherwise make any statement that could harm the business, operations, reputation or goodwill of the Corporation or any of its affiliates or its members, other than any truthful statement to a regulator or self-regulatory organization in connection with any examination or proceeding or in any litigation or arbitration proceeding.

•	Any breach of this Section will cause irreparable harm to Corporation for which damages would not be an adequate remedy, and therefore, Corporation shall be entitled to injunctive relief with respect thereto (without the need to post a bond) in addition to any other remedies. Employee agrees that the foregoing provisions are reasonable and necessary to protect Corporation and its business. It is the desire and intent of the parties that the foregoing provisions shall be enforced to the fullest extent permitted under the public policies and laws applicable in each jurisdiction in which enforcement is sought.

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Termination. Either party may terminate this Agreement at any time, for any reason, by giving the other party ten (10) days’ prior written notice. Sections 2 through 7 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. In the event Employee resigns within the first year of employment, the pro-rata portion of the shares awarded and valued as of the Deferred Date must be repaid to the Corporation.

Miscellaneous. This Agreement and the Employee Responsibilities performed hereunder are personal to Employee and Employee shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Corporation. Any attempt to do so shall be void. Corporation shall be free to transfer any of its rights under this Agreement to a third party. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement shall be effective unless in writing and signed by both parties. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

	EMPLOYEE		FIRST FOOD GROUP, INC.

By:	/s/ Mark J. Keeley	By:	/s/ Abraham Rosenblum
	Mark J. Keeley		Abraham Rosenblum

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EXHIBIT A

Employee Responsibilities

Serve as the Chief Financial Officer (CFO)

Oversee the work of the Corporation’s Controller or Bookkeeper.

Coordinate with the independent public accounting firm and legal firms retained by the Corporation to facilitate financial statement preparation and state and federal tax and regulatory reporting.

Provide accounting and finance advice necessary for the ongoing success of the Corporation.

Act as a business Employee and participant in periodic meetings, as requested.

Generally follow industry developments and maintain awareness of overall direction of the Corporation’s industry.

Other services to be agreed upon by Corporation and Employee from time to time.

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